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EXHIBIT 10.2

                        ACE MARKETING & PROMOTIONS, INC.
                               457 ROCKAWAY AVENUE
                             VALLEY STREAM, NY 11581


                               September 21, 2007

              EXTENSION TO EMPLOYMENT AGREEMENT DATED MARCH 1, 2005

Michael D. Trepeta
Ace Marketing & Promotions, Inc.
457 Rockaway Avenue
Valley Stream, NY 11581

Re:     Employment Agreement - Michael D. Trepeta

Dear Mr. Trepeta:

        On August 22, 2007, the Board of Directors approved the following resolutions:

RESOLVED, that the Board of Directors of the Corporation does hereby ratify, adopt and approve a three-year extension of the employment contracts of each of Dean Julia and Michael D. Trepeta to expire on February 28, 2011; and it was further

        RESOLVED, that the amendment to each executive's employment shall provide for the following additional provisions: o Continuation of current annual salary with scheduled salary increases of $24,000 per annum to occur on every anniversary date of the contract and extension thereof commencing on March 1, 2008;

          o A signing bonus of options to purchase 150,000 shares granted to each executive which is fully vested at the date of grant and exercisable at $1.20 per share through August 22, 2017;

          o Ten-year options to purchase 50,000 shares of Common Stock to be granted at fair market value on each anniversary date of the contract and extension thereof commencing March 1, 2008; and

          o Termination pay of one-year base salary based upon the scheduled annual salary of each executive officer for the next contract year, plus the amount of bonuses paid (or entitled to be paid) to the executive for the current fiscal year or the preceding fiscal year, whichever is higher;

and it was further

        RESOLVED, that all options granted to executives shall be non-statutory stock options containing cashless exercise provisions and granted under the Company's 2005 Employee Benefit And Consulting Services Compensation Plan.

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         By signing below, you agree to the Ace Board of Directors approved resolutions of August 22, 2007 to amend your employment agreement dated March 1, 2005 in accordance with the resolutions stated above.

                                              Sincerely,

                                              ACE MARKETING & PROMOTIONS, INC.

                                              By: /s/ Dean L.julia
                                                 ----------------------------
                                                      Dean L. Julia, Chief
                                                      Executive Officer

Agreed to and Accepted by:

/s/ Michael D. Trepeta
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Michael D. Trepeta